VOTING AGREEMENT

This Voting Agreement(“Agreement”) is entered into as of June 13, 2007, by and between Kellwood Company, a Delaware corporation (“Parent”), and _________________ (“Stockholder”).

RECITALS

A.          Stockholder is a holder of record of certain shares of capital stock of Hanna Andersson Corporation, a Delaware corporation (the “Company”).

B.            Parent, Newkell V, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and [Castanea, Inc.], as Equityholders’ Representative, are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C.          In the Merger, each outstanding share of capital stock of the Company is to be converted into the right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement.

D.          Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.	CERTAIN DEFINITIONS

For purposes of this Agreement:

(a)                  “Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

(b)                  “Company Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

(c)                  “Company Preferred Stock” shall mean the class of Preferred Stock, par value $0.01 per share, of the Company.

(d)                  “Expiration Date” shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective.

(e)                  A stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder is the record owner of such security.

(f)                   “Person” shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

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(g)                  “Subject Shares” shall mean all shares of Company Capital Stock Owned by Stockholder as of the date of this Agreement.

(h)                  A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(i)                   Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2.	TRANSFER OF SUBJECT SHARES AND VOTING RIGHTS

2.1          Restriction on Transfer of Subject Shares. During the period from the date of this Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Shares to be effected; provided, however, that a Transfer referred to in this sentence shall be permitted if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

2.2          Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Shares is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Shares that is inconsistent with the terms of this Agreement.

SECTION 3.	VOTING OF SHARES

3.1          Voting Covenant. Stockholder hereby agrees that, prior to the Expiration Date, at any duly convened meeting of the stockholders of the Company and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Shares to be voted:

(a)           in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions expressly contemplated by the Merger Agreement and requiring stockholder approval;

(b)           against any action, proposal, transaction or agreement that, to the actual knowledge of Stockholder, would result in a material breach in any covenant or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement; and

(c)           except as otherwise agreed to in writing in advance by Parent, against the following actions or proposals (other than the transactions contemplated by or otherwise permitted by the Merger Agreement):

(i)            any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;

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(ii)          a sale, lease or transfer of a significant part of the assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company;

(iii)         any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved);

(iv)         any change in the present capitalization of the Company or any amendment of the Company’s certificate of incorporation or bylaws;

(v)	any other material change in the Company’s corporate structure; or

(vi)         any other action or proposal involving the Company that, to the actual knowledge of Stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement.

Any such vote will be cast or consent will be given in accordance with such procedures relating thereto as will ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.1 without the prior written consent of Parent.

3.2	Proxy; Further Assurances.

(a)           Concurrent with the execution of this Agreement Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Expiration Date) with respect to the shares referred to therein (the “Proxy”).

(b)           Stockholder shall perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

(c)           Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to the Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby.

3.3          Limitation. Notwithstanding anything in this Agreement or the Proxy to the contrary, Parent hereby acknowledges and agrees that (a) Stockholder is only executing this Agreement and the Proxy in his, her or its capacity as an owner of the Subject Shares and is not making any agreement hereunder or thereunder in his, her or its capacity as an officer or director of the Company, (b) nothing in this Agreement or the Proxy shall in any way restrict or limit Stockholder (or any employee or affiliate of Stockholder) in his, her, or its exercise of fiduciary duties as an officer or director of the Company, and (c) except as otherwise prohibited by this Agreement or the Proxy, Stockholder may vote in his, her or its sole discretion on any matter other than those matters described in Section 3.1.

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SECTION 4.	WAIVER OF APPRAISAL RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder may have by virtue of, or with respect to, any shares of Company Capital Stock Owned by Stockholder.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1          Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2          Title to Securities. As of the date of this Agreement Stockholder holds of record the number of outstanding shares of Company Capital Stock set forth under the heading “Shares Held of Record” on the signature page hereof.

SECTION 6.	MISCELLANEOUS

6.1          Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Parent:

Kellwood Company

600 Kellwood Parkway

Chesterfield, Missouri 63017

Attn: Thomas H. Pollihan

Telephone Number: (314) 576-3312

With a copy to, which shall not constitute notice:

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606

Attn: Robert A. Schreck, Jr.

Telephone Number: (312) 984-7582

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6.2          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.3          Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

6.4          Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions (but subject to the limitations) set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Shares are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.5          Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

6.6          Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.

6.7          Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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6.8          Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.9	Construction.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

KELLWOOD COMPANY (“Parent”)
Name
Title
STOCKHOLDER
Signature
Printed Name
Address: ___________________________ ___________________________ ___________________________
Facsimile: ___________________________

Shares Held of Record
Common Stock: _______
Series A-1 Preferred Stock: _______
Series A-2 Preferred Stock: _______
Series A-3 Preferred Stock: _______

Signature Page toVoting Agreement

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EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of HANNA ANDERSSON CORPORATION, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kellwood Company, a Delaware corporation (“Parent”), Newkell V, Inc. (“Merger Sub”), and each of them, the lawful proxy of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of the Company referred to in the immediately preceding sentence are referred to as the “Shares.”) Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, the Company and [Castanea, Inc.], as Equityholders’ Representative (the “Merger Agreement”). This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

The proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the “Merger”) at any duly convened meeting of the stockholders of the Company and in connection with any written action by consent of stockholders of the Company:

(a)            in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions expressly contemplated by the Merger Agreement and requiring stockholder approval;

(b)           against any action, proposal, transaction or agreement that, to the actual knowledge of Stockholder, would result in a material breach in any covenant or agreement of the Company under the Merger Agreement or of the Stockholders under this Agreement; and

(c)           except as otherwise agreed to in writing in advance by Parent, against the following actions or proposals (other than the transactions contemplated by or otherwise permitted by the Merger Agreement):

(i)            any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;

(ii)          a sale, lease or transfer of a significant part of the assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company;

(iii)         any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved);

(iv)         any change in the present capitalization of the Company or any amendment of the Company’s certificate of incorporation or bylaws;

(v)	any other material change in the Company’s corporate structure; or

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(vi)         any other action or proposal involving the Company that, to the actual knowledge of Stockholder, is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement.

The Stockholder may vote the Shares in his, her or its full discretion on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

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Dated: June 13, 2007

STOCKHOLDER
Signature
Printed Name
Number of shares of Capital Stock of the Company owned of record as of the date of this proxy:
Common Stock: ______________________
Series A-1 Preferred Stock: ______________________
Series A-2 Preferred Stock: ______________________
Series A-3 Preferred Stock: ______________________

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